UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2019

C-Bond Systems, Inc.

(Exact name of registrant as specified in its charter)

Colorado	0-53029	26-1315585
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

6035 South Loop East, Houston, TX 77033

(Address of principal executive offices) (zip code)

(832) 649-5658

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2019, C-Bond Systems, Inc. (the “Company” or “C-Bond”) announced it entered into an equity financing with an accredited investor (the “Investor”) for up to $800,000 through the purchase of shares of the Company’s Series A Convertible Preferred Stock. On November 19, 2019, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with the Investor, whereby the Investor purchased sixty-three thousand six hundred (63,600) shares of Series A Convertible Preferred Stock with a Stated Value of $1.00 (the “Stated Value”) of the Company (the “Series A Convertible Preferred Stock”), for a purchase price of $50,000. The transaction closed on November 22, 2019, and the Company received net proceeds of $50,000 less transaction expenses.

The Certificate of Designations, Preferences, Rights, and Limitations of Series A Convertible Preferred Stock (“Certificate of Designations”), as previously reported in the Current Report on Form 8-K filed October 21, 2019, is incorporated herein by reference.

The Purchase Agreement contains customary representations, warranties, including that the Company has filed all reports and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Certificate of Designations also provides for certain events of default, including, among other things, failure to redeem, breaches of representations and warranties, bankruptcy or insolvency proceedings, and failure to comply with the 1934 Act.

The discussion herein regarding the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement attached hereto as Exhibits 10.1. The discussion herein regarding the Series A Convertible Preferred Stock is qualified in its entirety by reference to the Certificate of Designations filed previously as Exhibit 3.1 to the Current Report on Form 10-K filed on October 21, 2019.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 herein is incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided under Item 1.01 herein is incorporated into this Item 3.02 by reference. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual entity and the Company; and (f) the recipient of the securities is an accredited investor.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 19, 2019, the Company amended (the “Amendment”) the Executive Employment Agreement entered into with Scott R. Silverman, the Company’s Chairman and Chief Executive Officer (the “Executive”), on October 18, 2017 (the “Agreement”). The Amendment transferred the agreement from the Company’s wholly owned subsidiary C-Bond Systems, LLC, a Texas limited liability corporation, to the parent, C-Bond Systems, Inc., a Colorado corporation. The Amendment also updated the Change of Control provision in the Agreement so that if a Change of Control were to occur during the term of the Agreement, all unvested stock options/grants of the Executive will vest in full, and the Executive will be paid a change of control payment equal to three times his current minimum base salary plus minimum target bonus upon the closing of the Change of Control transaction. Upon the closing of a Change of Control event, and the aforementioned payment, the Agreement shall terminate.

The foregoing discussion is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
3.1	Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report filed on Form 8-K on October 21, 2019)
10.1	Form of Securities Purchase Agreement, dated November 19, 2019, between C-Bond Systems, Inc., and Investor
10.2	Executive Employment Agreement, dated October 18, 2017 and amended November 19, 2019, between C-Bond Systems, Inc. and Scott R. Silverman

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C-Bond Systems, Inc.

Date: November 22, 2019	By:	/s/ Scott R. Silverman
	Name:	Scott R. Silverman
	Title:	Chief Executive Officer

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